Exhibit 10.1

PHX MINERALS INC.
AMENDED AND RESTATED

2021 LONG-TERM INCENTIVE PLAN

(As Amended March 6, 2023)

PHX MINERALS INC.
AMENDED AND RESTATED

2021 LONG-TERM INCENTIVE PLAN

1.
ESTABLISHMENT OF PLAN. PHX Minerals Inc. (the “Company”) hereby establishes the “PHX Minerals Inc. 2021 Long-Term Incentive Plan”, which was originally adopted by the Board on January 5, 2021, originally approved by the Company’s stockholders on March 2, 2021, and amended on March 6, 2023. The Plan became effective on March 2, 2021, the date on which the Company’s stockholders originally approved the Plan (the “Effective Date”). The Plan replaces the Company’s 2010 Restricted Stock Plan (as amended, the “Prior Plan”) for Awards granted on or after the Effective Date. Awards may not be granted under the Prior Plan beginning on the Effective Date, but this Plan shall not affect the terms or conditions of any award granted under the Prior Plan prior to the Effective Date.
2.
PURPOSES. The purposes of the Plan are as follows: (i) to offer selected Employees (including, without limitation, Executive Officers), Consultants and Non-Employee Directors of the Company or its Affiliates an opportunity to participate in the growth and financial success of the Company, (ii) to provide the Company an opportunity to attract and retain the best available personnel for positions of substantial responsibility, (iii) to provide performance-related incentives to certain of such Employees and Consultants to achieve established Performance Goals and (iv) to promote the growth and success of the Company’s business by aligning the financial interests of such Employees, Consultants and Non-Employee Directors with that of the stockholders of the Company. Toward these objectives, this Plan provides for the grant of performance-based and non-performance-based equity Awards and performance-based Cash Awards.
3.
DEFINITIONS. As used herein, unless the context requires otherwise, the following terms have the meanings indicated below.
(a)
“Affiliate” means (i) any entity in which the Company, directly or indirectly, owns 10% or more of the combined voting power, as determined by the Committee, (ii) any “parent corporation” of the Company (as defined in Section 424(e) of the Code), (iii) any “subsidiary corporation” of any such parent corporation (as defined in Section 424(f) of the Code) of the Company or (iv) any trades or businesses, whether or not incorporated which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company; provided, however, with respect to Awards of Options and Stock Appreciation Rights that are intended to be excluded from the application of Section 409A of the Code, the term “Affiliate” will be applied in a manner to ensure that the Common Stock covered by such Awards would be “service recipient stock” with respect to the Participants to whom the Awards are granted; and provided further, however, with respect to Awards of Options that are intended to be Incentive Stock Options, “Affiliate “means an entity described in clauses (ii) and (iii) of this Section 3(a) and any other entity as may be permitted from time to time by the Code or by the Internal Revenue Service to be an employer of Employees to whom Incentive Stock Options may be granted.
(b)
“Award” means any right granted under the Plan, including an Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, Bonus Stock, a Cash Award, a Performance Award, a Phantom Stock Award or an Other Stock or Performance-Based Award, whether granted singly or in combination, to a Participant pursuant to the terms, conditions and limitations that the Committee may establish in order to fulfill the objectives of the Plan.
(c)
“Award Agreement” means any written agreement, notice, program and/or similar document evidencing the terms of an Award granted under the Plan.
(d)
“Board” means the Board of Directors of the Company.
(e)
“Bonus Stock” means an Award granted under Section 8 of the Plan of shares of Common Stock issued to the Participant for such consideration, if any, as established by the Committee.
(f)
“Cash Award” means an Award granted pursuant to Section 12 of the Plan.

(g)
“Cause” means, except in the context of a Change in Control, the following:
(i)
in the case of a Director, the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate;
(ii)
in the case of a Participant whose employment with the Company or an Affiliate is subject to the terms of a written employment agreement between such Participant and the Company or Affiliate, which employment agreement includes a definition of “Cause,” the term “Cause” as used in the Plan or any agreement establishing an Award shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect;
(iii)
in the case of a Participant who is eligible for benefits under a severance plan sponsored by the Company or one of its Affiliates, the term “Cause” as used in the Plan or any agreement establishing an Award shall have the meaning set forth in such severance plan during the period that the Participant remains eligible for benefits under that plan; and
(iv)
in all other cases, as determined in the discretion of the Board, the following:
(A)
the willful commission by the Participant of a crime or other act of misconduct that causes or is likely to cause substantial economic damage to the Company or an Affiliate or substantial injury to the business reputation of the Company or an Affiliate;
(B)
the commission by the Participant of an act of fraud in the performance of the Participant’s duties on behalf of the Company or an Affiliate;
(C)
the willful and material violation by the Participant of the Company’s Code of Ethics & Business Practices; or
(D)
the continuing and repeated failure of the Participant to perform his or her duties to the Company or an Affiliate, including by reason of the Participant’s habitual absenteeism (other than such failure resulting from the Participant’s incapacity due to physical or mental illness), which, with respect to Executive Officers, has continued for a period of at least thirty (30) days following delivery of a written demand for substantial performance to the Participant by the Board (or its designee) which specifically identifies the manner in which the Board (or its designee) believes that the Participant has not performed his or her duties.

For purposes of the Plan, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company or an Affiliate, as the case may be. The determination of whether Cause exists with respect to an Executive Officer shall be made by the Board (or its designee) in its sole discretion and with respect to all other Participants, the existence of Cause shall be determined by the Company’s Chief Executive Officer or, if the Chief Executive Officer is the subject of such determination, the most senior human resources officer, in such applicable person’s sole discretion and in consultation with the Company’s regular outside legal counsel.

(h)
“Change in Control” means the occurrence during the term hereof of any of the following events:
(i)
any “person” (as defined in Section 3(a)(9) of the Exchange Act, and as modified in Section 13(d) and 14(d) of the Exchange Act) (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by (A) shares of the Company’s Common Stock and (B) any other securities of the Company that vote generally in the election of directors (“Voting Securities”), then outstanding;
(ii)
during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director, whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

(iii)
the stockholders of the Company approve a merger or consolidation of the Company with any other corporation and such merger or consolidation of the Company with such other corporation is consummated, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
(iv)
the involuntary dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not occur or be deemed to occur if any event set forth in subsections (i)–(iv) above, which would otherwise constitute a Change in Control, occurs as a direct result of the consummation of a transaction solely between the Company and one or more of its controlled Affiliates.

Notwithstanding the foregoing, however, in any circumstance or transaction in which compensation payable pursuant to the Plan would be subject to the income tax under the Section 409A Rules if the foregoing definition of “Change in Control” were to apply, but would not be so subject if the term “Change in Control” were defined herein to mean a “change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation” within the meaning of Treasury Regulation § 1.409A-3(i)(5), then “Change in Control” means, but only to the extent necessary to prevent such compensation from becoming subject to the income tax under the Section 409A Rules, a transaction or circumstance that satisfies the requirements of both (1) a Change in Control under the applicable clause (i) through (iv) above, and (2) a change in control event under Treasury Regulation Section § 1.409A-3(i)(5).

(i)
“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any Treasury regulations promulgated under such section.
(j)
“Committee” means the Compensation Committee, as constituted from time to time, of the Board that is appointed by the Board to administer the Plan, or if no such committee is appointed (or no such committee shall be in existence at any relevant time), the term “Compensation Committee” for purposes of the Plan shall mean the Board; provided, however, that as necessary in each case to satisfy the requirements of Rule 16b-3 with respect to Awards granted under the Plan, while the Common Stock is publicly traded, the Committee shall be a committee of the Board consisting solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.
(k)
“Common Stock” means the common stock of the Company, $0.01666 par value per share, or the common stock that the Company may in the future be authorized to issue.
(l)
“Company” means PHX Minerals Inc., a Delaware corporation, and any successor corporation.
(m)
“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Affiliate to render consulting or advisory services to the Company or such Affiliate and who is a “consultant or advisor” within the meaning of Rule 701 promulgated under the Securities Act or Form S-8 promulgated under the Securities Act.
(n)
“Continuous Service” means the provision of services to the Company or an Affiliate, or any successor, as an Employee, Director or Consultant, which is not interrupted or terminated. Except as otherwise provided in a particular Award Agreement, service shall not be considered interrupted or terminated for this purpose in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or an Affiliate, or any successor, as an Employee, Director or Consultant. An approved leave of absence shall include sick leave, military leave or any other authorized personal leave. For purposes of each Incentive Stock Option, if such leave exceeds ninety (90) days, and re-employment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day that is three (3) months and one (1) day following the expiration of such ninety (90)-day period.
(o)
“Director” means a member of the Board or the board of directors of an Affiliate.

(p)
“Disability” means the “disability” of a person as defined in a then-effective long-term disability plan maintained by the Company that covers such person or, if such a plan does not exist at any relevant time, the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. For purposes of determining the time during which an Incentive Stock Option may be exercised under the terms of an Award, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.
(q)
“Employee” means any person, including an Executive Officer or Director, who is employed by the Company or an Affiliate. The payment of compensation by the Company or an Affiliate to a Director or Consultant solely with respect to such individual rendering services in the capacity of a Director or Consultant, however, shall not be sufficient to constitute “employment” by the Company or that Affiliate.
(r)
“Executive Officer” means a person who is an “officer” of the Company or any Affiliate within the meaning of Section 16 of the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act).
(s)
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.
(t)
“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)
If the Common Stock has an established market by virtue of being listed or quoted on any registered stock exchange, the Fair Market Value of a share of Common Stock shall be the closing sales price for such a share of Common Stock (or the closing bid price, if applicable) on such exchange (or, if the Common Stock is listed or traded on more than one registered exchange, on the exchange with the greatest volume of trading in the Common Stock) on the day of determination (or if no such price is reported on that day, on the last market trading day prior to the day of determination), as reported in The Wall Street Journal or such other source as the Committee deems reliable.
(ii)
In the absence of any listing or quotation of the Common Stock on any such registered exchange, the Fair Market Value shall be determined in good faith by the Committee.
(u)
“Incentive Stock Option” means any Option that satisfies the requirements of Section 422 of the Code and is granted pursuant to Section 7 of the Plan.
(v)
“Non-Employee Director” means a Director of the Company who either (i) is not an Employee or Officer, does not receive compensation (directly or indirectly) from the Company or an Affiliate in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(w)
“Non-Qualified Stock Option” means an Option granted under Section 7 of the Plan that is not intended to be an Incentive Stock Option.
(x)
“Option” means an Award granted pursuant to Section 7 of the Plan to purchase a specified number of shares of Common Stock during the Option period for a specified exercise price, whether granted as an Incentive Stock Option or as a Non-Qualified Stock Option.
(y)
“Other Stock or Performance-Based Award” means an award granted pursuant to Section 13 of the Plan that is not otherwise specifically provided for in the Plan, the value of which is based in whole or in part upon the value of a share of Common Stock.
(z)
“Participant” means any Employee, Non-Employee Director or Consultant to whom an Award has been granted under the Plan.
(aa)
“Performance Award” means an Award granted pursuant to Section 12 of the Plan to a Participant that is subject to the attainment of one or more Performance Goals.

(bb)
“Performance Goal” means a standard established by the Committee based on one or more business criteria described in Section 12 to determine in whole or in part whether a Performance Award shall be earned.
(cc)
“Performance Period” shall mean that period of not less than one fiscal quarter in duration established by the Committee at the time any Performance Award is granted or at any time thereafter, during which any Performance Goals specified by the Committee with respect to such Award are to be measured.
(dd)
“Phantom Stock Award” means an Award granted pursuant to Section 10 of the Plan.
(ee)
“Plan” means this PHX Minerals Inc. 2021 Long-Term Incentive Plan, as set forth herein and as it may be amended from time to time.
(ff)
“Regulation S-K” means Regulation S-K promulgated under the Securities Act, as it may be amended from time to time, and any successor to Regulation S-K. Reference in the Plan to any item of Regulation S-K shall be deemed to include any amendments or successor provisions to such item.
(gg)
“Restricted Stock Award” means an Award granted under Section 11(a) of the Plan of shares of Common Stock issued to the Participant for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions, as are established by the Committee.
(hh)
“Restricted Stock Unit Award” means an Award granted under Section 11(b) of the Plan.
(ii)
“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time, and any successor to Rule 16b-3.
(jj)
“Section” means a section of the Plan unless otherwise stated or the context otherwise requires.
(kk)
“Securities Act” means the Securities Act of 1933, as amended, and any successor statute. Reference in the Plan to any section of the Securities Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.
(ll)
“Stock Appreciation Rights” means an Award granted under Section 9 of the Plan.
(mm)
“Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) at the time an Option is granted stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.
4.
INCENTIVE AWARDS AVAILABLE UNDER THE PLAN. Awards granted under this Plan may be (a) Incentive Stock Options; (b) Non-Qualified Stock Options; (c) Restricted Stock Awards; (d) Stock Appreciation Rights; (e) Bonus Stock; (f) Cash Awards; (g) Performance Awards; (h) Phantom Stock Awards; (i) Restricted Stock Unit Awards; and (j) Other Stock or Performance-Based Awards.
5.
SHARES SUBJECT TO PLAN. Subject to adjustment pursuant to Section 14(a) hereof, the aggregate number of shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed 4,900,000, including such aggregate number of shares that have been reserved for issuance and are subject to unvested Awards under the Prior Plan (the “Share Pool Limit”). At all times during the term of the Plan, the Company shall allocate and keep available such number of shares of Common Stock as will be required to satisfy the requirements of outstanding Awards under the Plan. Except for shares of Common Stock issued with respect to Awards that are assumed or substituted as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction), the number of shares reserved for issuance under the Plan shall be reduced by the number of shares of Common Stock issued in connection with the exercise or settlement of an Award or used to determine the amount of cash paid in connection with the exercise of Stock Appreciation Rights and the settlement of Phantom Stock Awards. Any shares of Common Stock (x) covered by an Award (or a portion of an Award) that is forfeited or canceled or that expires or (y) except as provided below, that otherwise would be issued but are withheld in respect of taxes (up to the maximum statutory rate), shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Common Stock which may be issued under the Share Pool Limit and shall remain available for Awards under the Plan; provided that the following shall not remain available for Awards under the Plan and shall count against the Share Pool Limit: (i) any shares tendered or withheld to pay the exercise price of, or tax withholding obligations related to, Awards, (ii) any shares repurchased by the Company from a Participant with the proceeds from the exercise of Options and (iii) any shares reserved for issuance under a Stock Appreciation Right Award that exceed the number of shares actually issued upon exercise. The shares to be delivered under the Plan shall be made available from (a) authorized but unissued shares of Common Stock, (b) Common Stock held in the treasury of the Company or (c) previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market, in each case as the Committee may determine from time to time in its sole discretion. Subject to adjustment in accordance with Section 14(a), no more than 1,750,000 shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options.
6.
ELIGIBILITY.
(a)
Awards other than Incentive Stock Options may be granted to Employees (including, without limitation, Executive Officers), Directors and Consultants. Incentive Stock Options may be granted only to Employees. Except as provided in this Section 6, the Committee in its sole discretion shall select the recipients of Awards.
(b)
The Committee shall have the authority to grant equity-based awards, including Options, Restricted Stock Awards and Restricted Stock Unit Awards, subject to the terms of the Plan, including specifically the limitations contained in this Section 6 and any additional limitations as may be contained in resolutions adopted by the Board from time to time, to selected Employees and Consultants who are not then (A) Executive Officers or (B) Non-Employee Directors. The Board may determine, or may cause the Committee to determine, (i) the maximum aggregate number of shares of Common Stock subject to Options granted by the Committee in any one calendar year; (ii) the maximum aggregate number of shares of Common Stock covered by Restricted Stock Awards and Restricted Stock Unit Awards in the aggregate granted by the Committee in any one calendar year; (iii) the aggregate number of shares of Common Stock that may be awarded to any individual under Options granted by the Committee; and/or (iv) the aggregate number of shares of Common Stock that may be awarded to any individual under Restricted Stock Awards and Restricted Stock Unit Awards in the aggregate granted by the Committee.
(c)
A Participant may be granted more than one Award under the Plan, and Awards may be granted at any time or times during the term of the Plan. The grant of an Award to an Employee, Director or Consultant shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Awards under the Plan.
7.
OPTIONS.
(a)
Terms and Conditions of Options. The Committee shall determine whether an Option shall be granted as an Incentive Stock Option or a Non-Qualified Stock Option. The Committee shall determine the provisions, terms and conditions of each Option including, but not limited to, the vesting schedule, the number of shares of Common Stock subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, repurchase provisions, forfeiture provisions, methods of payment and all other terms and conditions of the Option, subject to the requirements of Section 15 and the following:
(i)
Exercise Price. The exercise price of an Option shall be not less than the Fair Market Value of the shares of Common Stock on the date of grant of the Option. In addition, the exercise price of any Incentive Stock Option granted to a Ten Percent Stockholder shall not be less than 110% of the Fair Market Value of the shares of Common Stock on the date of grant of the Option. The exercise price for each Option granted under this Section 7 shall be subject to adjustment pursuant to Section 14(a).
(ii)
Exercise Period. Options shall be exercisable within the time or times or upon the event or events determined by the Committee and set forth in the Award Agreement; provided, however, that no Option shall be exercisable later than the expiration of ten (10) years from the date of grant of the Option, and provided further, that no Incentive Stock Option granted to a Ten Percent Stockholder shall be exercisable after the expiration of five (5) years from the date of grant of the Option.
(iii)
Limitations on Incentive Stock Options. The aggregate Fair Market Value (determined as of the date of grant of an Option) of Common Stock which any Employee is first eligible to purchase during any calendar year by exercise of Incentive Stock Options granted under the Plan and by exercise of incentive stock options (within the meaning of Section 422 of the Code) granted under any other incentive stock option plan of the Company or an Affiliate shall not exceed $100,000. If the Fair Market Value of stock with respect to which all incentive stock options described in the preceding sentence held by any one Participant are exercisable for the first time by such Participant during any calendar year exceeds $100,000, the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the first $100,000 worth of shares of Common Stock to become exercisable in such year shall be deemed to constitute incentive stock options within the meaning of Section 422 of the Code and the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the shares of Common Stock in the amount in excess of $100,000 that become exercisable in that calendar year shall be treated as Non-Qualified Stock Options. If the Code is amended after the Effective Date to provide for a different limit than the one described in this Section 7(a)(iii), such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.
(b)
Transferability of Options. Options granted under the Plan, and any interest therein, shall not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Participant may designate persons who or which may exercise his or her Options following his or her death. Notwithstanding the preceding sentence, Non-Qualified Stock Options may be transferred to such family members, family member trusts, family limited partnerships and other family member entities as the Committee, in its sole discretion, may provide for in the Participant’s Award Agreement and approve prior to any such transfer. No such transfer will be approved by the Committee if the Common Stock issuable under such transferred Option would not be eligible to be registered on Form S-8 promulgated under the Securities Act.
(c)
Manner of Exercise. Options may be exercised in such manner as approved by the Company from time to time, including by delivery to the Company of a written exercise notice or by an exercise election made by a Participant through an electronic procedure authorized by the Company (which method or procedure need not be the same for each Participant), stating the number of shares of Common Stock being purchased, the method of payment and such other matters as may be deemed appropriate by the Company in connection with the issuance of shares of Common Stock upon exercise of the Option, together with payment in full of the exercise price for the number of shares of Common Stock being purchased and satisfaction of the tax withholding provisions described in Section 16.
(d)
Payment of Exercise Price. Payment of the aggregate exercise price for the shares of Common Stock to be purchased upon exercise of an Option may be made in cash (by check) or, if elected by the Participant, in any of the following methods: (i) if a public market for the Common Stock exists, upon the Participant’s written request, the Company may deliver certificates for the shares of Common Stock for which the Option is being exercised to a broker for sale on behalf of the Participant, provided that the Participant has irrevocably instructed such broker to remit from the proceeds of such sale directly to the Company on the Participant’s behalf the full amount of the exercise price plus any taxes the Company is required to withhold; (ii) by surrender to the Company for cancellation of shares of Common Stock owned by the Participant having an aggregate Fair Market Value on the date of exercise equal to (or, to avoid the cancellation of fractional shares of Common Stock, less than) the aggregate exercise price of the shares of Common Stock being purchased upon such exercise; provided that such surrendered shares are not subject to any pledge or other security interest and have or meet such other requirements, if any, as the Committee may determine necessary in order to avoid an accounting earnings charge in respect of the Option being exercised; (iii) by a “net exercise” method whereby the Company withholds from the delivery of shares of Common Stock subject to the Option (or the portion thereof that is being exercised) that number of whole shares having an aggregate Fair Market Value on the date of exercise equal to (or, to avoid the issuance of fractional shares of Common Stock, less than) the aggregate exercise price of the shares of Common Stock being purchased upon such exercise; or (iv) by any combination of the foregoing, including a cash payment. No shares of Common Stock may be issued until full payment of the purchase price thereof has been made.
(e)
Exercise of Option Following Termination of Continuous Service.
(i)
Subject to the other provisions of this Section 7(e), (A) a Participant may exercise an Incentive Stock Option for a period of three (3) months following the date the Participant’s Continuous Service terminates and (B) a Participant may exercise a Non-Qualified Stock Option for a period of six (6) months following the date the Participant’s Continuous Service terminates, but in each case, only to the extent the Participant was otherwise entitled to exercise the Option on the date the Participant’s Continuous Service terminates.
(ii)
If the Participant’s Continuous Service is terminated by the Company or an Affiliate for Cause, the Participant’s right to exercise the Option shall immediately terminate.

(iii)
If the Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise the Option for a period of one (1) year following the date the Participant’s Continuous Service terminates.
(iv)
In the event of the termination of the Participant’s Continuous Service as a result of the Participant’s death, the Participant’s estate, or a person who acquired the right to exercise the Option by bequest or inheritance, may exercise the Option for a period of one (1) year following the Participant’s date of death.
(v)
An Option shall terminate to the extent not exercised on the last day of the specified post- termination exercise periods set forth above or the last day of the original term of the Option, whichever occurs first.
(vi)
The Committee shall have discretion to determine whether the Continuous Service of a Participant has terminated, the effective date on which such Continuous Service terminates and whether the Participant’s Continuous Service terminated as a result of the Disability of the Participant.
(f)
Limitations on Exercise.
(i)
The Committee may specify a reasonable minimum number of shares of Common Stock or a percentage of the shares subject to an Option that may be purchased on any exercise of an Option; provided that such minimum number will not prevent Participant from exercising the full number of shares of Common Stock as to which the Option is then exercisable.
(ii)
The obligation of the Company to issue any shares of Common Stock pursuant to the exercise of any Option shall be subject to the condition that such exercise and the issuance and delivery of such shares pursuant thereto comply with the Securities Act, all applicable state securities laws and the requirements of any stock exchange or market-quotation system upon which the shares of Common Stock may then be listed or quoted, as in effect on the date of exercise. The Company shall be under no obligation to register the shares of Common Stock with the Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws or stock exchange or market-quotation system, and the Company shall have no liability for any inability or failure to do so.
(iii)
As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any securities or other applicable laws.
(g)
Modification, Extension and Renewal of Options. The Committee shall have the power to modify, cancel, extend (subject to the provisions of Section 7(a)(ii) hereof) or renew outstanding Options and to authorize the grant of new Options and/or Restricted Stock Awards in substitution therefor; provided, however, that (i) except as permitted by Section 14(a) of the Plan, any such action may not reprice any outstanding Option to reduce the exercise price thereof, directly or indirectly, without the approval of the stockholders of the Company and, (ii) without the written consent of any affected Participant, (A) impair any rights under any Option previously granted to such Participant or (B) cause the Option or the Plan to become subject to Section 409A of the Code.

Furthermore, notwithstanding anything to the contrary contained in this Section 7(g), other than permitted pursuant to Section 14, the Committee shall not without the approval of the Company’s stockholders (x) cancel an Option or Stock Appreciation Right when the exercise price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 14(c)) or (y) take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are then listed. Any outstanding Incentive Stock Option that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

(h)
Acquisitions and Other Transactions. The Committee may, from time to time, assume outstanding options granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Option under the Plan in replacement of or in substitution for the option assumed by the Company, or (ii) treating the assumed option as if it had been granted under the

Plan if the terms of such assumed option could be applied to an Option granted under the Plan. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an Option hereunder if the other entity had applied the rules of the Plan to such grant. The Committee also may grant Options under the Plan in settlement of or substitution for outstanding options or obligations to grant future options in connection with the Company or an Affiliate acquiring another entity, an interest in another entity or an additional interest in an Affiliate, whether by merger, stock purchase, asset purchase or other form of transaction. Notwithstanding the foregoing provisions of this Section 7, in the case of an Option issued or assumed pursuant to this Section 7(h), the exercise price for the Option shall be determined in accordance with the principles of Sections 424(a) and 409A of the Code as applicable.
8.
BONUS STOCK AWARDS.
(a)
Bonus Stock Awards. The Committee may, from time to time and subject to the provisions of the Plan, grant shares of Common Stock for such consideration, if any, as established by the Committee and that are not subject to forfeiture provisions (a “Bonus Stock Award”).
(b)
Rights as Stockholder. Shares of Common Stock awarded pursuant to a Bonus Stock Award shall be represented by a stock certificate registered in the name of and delivered to, or held in a book entry account by the Company’s transfer agent established on behalf of, the Participant to whom such Bonus Stock Award is granted.
(c)
Payment for Bonus Stock. The Committee shall determine the amount and form of any payment for shares of Common Stock received by a Participant pursuant to a Bonus Stock Award. In the absence of such a determination, the Participant shall not be required to make any payment for shares of Common Stock received pursuant to a Bonus Stock Award, except to the extent otherwise required by law.
9.
STOCK APPRECIATION RIGHTS. The Committee may grant Stock Appreciation Rights to Employees, Consultants or Non-Employee Directors. The terms and conditions of Stock Appreciation Rights, including the vesting and exercise provisions, shall be set forth in an Award Agreement. A Stock Appreciation Right may be granted (i) if unrelated to an Option, at any time, or (ii) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option. The exercise price of any Stock Appreciation Right shall be not less than the Fair Market Value of the Common Stock on the grant date of the Award.
(a)
Payment of Stock Appreciation Rights. A Stock Appreciation Right is a right to receive, upon exercise of the right, shares of Common Stock or their cash equivalent in an amount equal to the increase, if any, in Fair Market Value of the Common Stock between the grant and exercise dates. The Committee may specifically designate in the Award Agreement that such Award will be settled (i) only in cash, (ii) only in shares of Common Stock or (iii) in such combination of such forms and, if not so provided in the Award Agreement, the Award will be settled in shares of Common Stock unless the Committee determines, at the time of exercise of the Award, that the Award will be settled in cash or a combination of shares of Common Stock and cash.
(b)
Tandem Rights. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case (i) the Stock Appreciation Rights shall be exercisable at such time or times and only to the extent that the related Option is exercisable, (ii) the exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised and (iii) the Stock Appreciation Rights will not be transferable (other than by will or the laws of descent and distribution) except to the extent the related Option is transferable. Upon the exercise of an Option granted in connection with Stock Appreciation Rights, the Stock Appreciation Rights shall be cancelled to the extent of the number of shares of Common Stock as to which the Option is exercised or surrendered.
(c)
Stock Appreciation Rights Unrelated to an Option. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term greater than ten (10) years. Each such Stock Appreciation Right that is unrelated to an Option may be exercised by the Participant for a period of six (6) months following the date the Participant’s Continuous Service terminates, but only to the extent the Participant was otherwise entitled to exercise the Stock Appreciation Right on the date the Participant’s Continuous Service terminates (and in no event later than the expiration date of the Award); provided, however, that if the Participant’s Continuous Service terminates for Cause, the Participant’s right to exercise the Stock Appreciation Right shall immediately terminate.

10.
PHANTOM STOCK AWARDS. The Committee may, from time to time and subject to the terms of the Plan, grant Phantom Stock Awards to Employees, Consultants and Non-Employee Directors.
(a)
Payment of Phantom Stock Awards. A Phantom Stock Award is a right to receive a specified number of shares of Common Stock or cash equal to the Fair Market Value of a specified number of shares of Common Stock issued or paid at the end of a vesting period or the last day of a specified deferral period.
(i)
Award and Restrictions. Satisfaction of a Phantom Stock Award shall occur upon expiration of the deferral period or a vesting period specified for such Phantom Stock Award by the Committee (which may include a risk of forfeiture), if any, as the Committee may impose. Such risk of forfeiture may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, installments or otherwise, as the Committee may determine.
(ii)
Award Period; Forfeiture. The Committee shall establish, at the time of grant of each Phantom Stock Award, a period over which (or the conditions with respect to which) the Award shall vest with respect to the Participant and the time at which the Award will be settled and paid.
11.
RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNIT AWARDS.
(a)
Restricted Stock Awards. The Committee may, from time to time and subject to the terms of the Plan, grant Restricted Stock Awards to Employees, Consultants and Non-Employee Directors.
(i)
Forfeiture Restrictions. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and to an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions and the vesting period shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions and the vesting period shall lapse on the passage of time, the attainment of one or more Performance Goals, established by the Committee or the occurrence of such other event or events determined to be appropriate by the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award shall be stated in the Award Agreement and vesting of such Restricted Stock Award shall occur upon the lapse of the Forfeiture Restrictions applicable to such Restricted Stock Award.
(ii)
Rights as Stockholder. Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Participant of such Restricted Stock Award or by a book entry account with the Company’s transfer agent. The Participant shall have the right to vote the shares of Common Stock subject thereto and to enjoy all other stockholder rights with respect to the shares of Common Stock subject thereto, except that, unless provided otherwise in the Award, (i) the Participant shall not be entitled to delivery of the stock certificates evidencing the shares of Common Stock or release of transfer restrictions on shares of Common Stock held in a book entry account with the Company’s transfer agent until the Forfeiture Restrictions have expired, (ii) the Company or an escrow agent shall retain custody of the stock certificates evidencing the shares of Common Stock (or such shares shall be held in a book entry account with the Company’s transfer agent) until the Forfeiture Restrictions expire and (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of Common Stock until the Forfeiture Restrictions expire. During the period of restriction, all dividends (whether ordinary or extraordinary and whether paid in cash, additional shares or other property) or other distributions paid upon any Restricted Stock Award will be retained by the Company for the account of the Participant. Such dividends or other distributions will revert back to the Company if for any reason the Restricted Stock Award reverts back to the Company. Upon the expiration of the Forfeiture Restrictions, all dividends or other distributions made on such Restricted Stock Award and retained by the Company will be paid, without interest, to the Participant.

(iii)
Release of Common Stock. One or more stock certificates representing shares of Common Stock, free of Forfeiture Restrictions, shall be delivered to the Participant (or the transfer restrictions on shares of Common Stock held in a book entry account for the Participant will be released) promptly after, and only after, the Forfeiture Restrictions expire and Participant has satisfied all applicable federal, state and local income and employment tax withholding requirements. The Participant, by his or her acceptance of the Restricted Stock Award, shall irrevocably grant to the Company a power of attorney to transfer any shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and such provisions regarding transfers of forfeited shares of Common Stock shall be specifically performable by the Company in a court of equity or law.
(iv)
Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for shares of Common Stock received pursuant to a Restricted Stock Award; provided that in the absence of such a determination, the Participant shall not be required to make any payment for shares of Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.
(b)
Restricted Stock Unit Awards. The Committee may, from time to time and subject to the terms of the Plan, grant Restricted Stock Unit Awards to Employees, Consultants and Non-Employee Directors.
(i)
Settlement of Restricted Stock Unit Awards. A Restricted Stock Unit Award is a right to receive a specified number of shares of Common Stock or cash equal to the Fair Market Value of a specified number of shares of Common Stock issued or paid at the end of a vesting period or the last day of a specified deferral period.
(A)
Award and Restrictions. Settlement of a Restricted Stock Unit Award shall occur upon expiration of the deferral period or a vesting period specified for such Restricted Stock Unit Award by the Committee (which may include a risk of forfeiture), if any, as the Committee may impose. Such restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, installments or otherwise, as the Committee may determine.
(B)
Award Period. The Committee shall establish, at the time of grant of each Restricted Stock Unit Award, a period over which (or the conditions with respect to which) the Award shall vest with respect to the Participant and the time at which the Award will be settled and paid. Except as otherwise determined by the Committee or as may be set forth in any Restricted Stock Unit Award Agreement, employment or other agreement or plan pertaining to a Restricted Stock Unit Award, upon termination of the Participant’s Continuous Service during the applicable deferral period or vesting period (including any applicable Performance Period) or portion thereof to which forfeiture conditions apply, all Restricted Stock Unit Awards that are at that time subject to deferral period or a vesting period shall be forfeited.
12.
CASH AWARDS AND PERFORMANCE AWARDS.
(a)
Cash Awards. The Committee shall, subject to the limitations of the Plan, have authority to grant Cash Awards. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies as the Committee shall determine. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based upon the achievement of single or multiple Performance Goals over a Performance Period established by the Committee. The determinations made by the Committee pursuant to this Section 12(a) shall be specified in the applicable Award Agreement or other document or documents established by the Committee pursuant to which the Cash Award is granted.
(b)
Designation as a Performance Award. The Committee shall have the right to designate any Award of Options, Stock Appreciation Rights, Phantom Stock Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Other Stock or Performance-Based Awards as a Performance Award. All Cash Awards shall be designated as Performance Awards. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to increase the amounts payable under any Award subject to performance conditions. The grant and/or settlement of a Performance Award shall be subject to the terms and conditions set forth in this Section 12. The Committee may also grant performance-based Awards pursuant to Section 13 that are not intended to satisfy the provisions of this Section 12.

(c)
Performance Goals. The grant or vesting of a Performance Award shall be subject to the achievement of Performance Goals over a Performance Period established by the Committee based upon one or more business criteria, which may include those described in Section 12(c)(ii).
(i)
General. The Performance Goals for Performance Awards shall consist of one or more criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. Performance Goals may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants.
(ii)
Business Criteria. One or more of the following business criteria may be used by the Committee, without limitation, in establishing Performance Goals for Performance Awards granted to a Participant: (A) earnings per share; (B) revenue (including increased revenues); (C) profit measures (including gross profit, operating profit, economic profit, net profit before taxes and adjusted pre-tax profit); (D) cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow, distributable cash flow and distributable cash flow per share and net cash flow before financing activities); (E) return measures (including return on equity, return on assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); (F) economic value added; (G) gross margin; (H) net income measures (including income after capital costs and income before or after taxes); (I) earnings; (J) pretax earnings; (K) earnings before interest, taxes, depreciation and amortization (“EBITDA”) or adjusted EBITDA; (L) earnings before taxes and depreciation (“EBTD”); (M) earnings before interest and taxes (“EBIT”); (N) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (O) operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency); (P) stock price measures (including growth measures and total stockholder return); (Q) debt reduction; (R) price per share of Common Stock; (S) market share; (T) earnings per share or adjusted earnings per share (actual or growth in); (U) economic value added (or an equivalent metric); (V) market value added; (W) debt to equity ratio; (X) expense measures (including overhead cost and general and administrative expense); (Y) changes in working capital; (Z) margins; (AA) stockholder value; (BB) proceeds from dispositions; (CC) total market value; (DD) customer satisfaction or growth; and (EE) implementation, completion or attainment of measurable objectives with respect to the acquisition, development and/or productivity of assets. Any goals may be determined on the absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. The Committee may determine that certain items, events or occurrences, including unusual or nonrecurring items, changes in accounting standards or tax laws or other adjustments, shall be added to or excluded from the calculation of any of the business criteria.
(iii)
Performance Period. Achievement of performance goals in respect of Performance Awards may be measured based on performance over a Performance Period, as specified by the Committee, or may be determined based on whether or not the performance goals are satisfied at any time prior to the expiration of a Performance Period.
13.
OTHER STOCK OR PERFORMANCE-BASED AWARDS.

The Committee is hereby authorized to grant to Employees, Consultants and Non-Employee Directors, Other Stock or Performance-Based Awards, which shall consist of a right that (i) is not an Award described in any other Section of the Plan and (ii) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Other Stock or Performance-Based Award. The term of an Award granted under this Section shall in no event exceed a period of ten (10) years (or if the Award is intended to satisfy the provisions of Section 12, such shorter period provided for in Section 12).

14.
ADJUSTMENT UPON CHANGES IN CAPITALIZATION AND CORPORATE EVENTS.
(a)
Capital Adjustments. The number of shares of Common Stock (i) covered by each outstanding Award granted under the Plan, the exercise or purchase price of such outstanding Award and any other terms of the Award that the Committee determines requires adjustment and (ii) available for issuance under Section 5 shall be proportionately adjusted or an equitable substitution shall be made with respect to such shares to reflect, as determined by the Committee, any increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse stock split, extraordinary cash dividend resulting from a nonrecurring event that is not a payment of normal corporate earnings, combination, reclassification or similar change in the capital structure of the Company without receipt of consideration, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws or other applicable laws; provided, however, that a fractional share will not be issued upon exercise of any Award, and either (x) the value of any fraction of a share of Common Stock that would have resulted will be cashed out at Fair Market Value or (y) the number of shares of Common Stock issuable under the Award will be rounded down to the nearest whole number, as determined by the Committee. Except as the Committee determines, no issuance by the Company of shares of capital stock of any class, or securities convertible into shares of capital stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award. Notwithstanding the foregoing provisions of this Section 14, no adjustment may be made by the Committee with respect to an outstanding Award that would cause such Award and/or the Plan to become subject to Section 409A of the Code.
(b)
Dissolution or Liquidation. The Committee shall notify the Participant at least twenty (20) days prior to any proposed dissolution or liquidation of the Company. Unless provided otherwise in an individual Award Agreement, to the extent that an Award has not been previously exercised or settled, or the vesting conditions have not lapsed, any such Award other than a Restricted Stock Award shall expire and any such Award that is a Restricted Stock Award shall be forfeited and the shares of Common Stock subject to such Restricted Stock Award shall be returned to the Company, in each case, immediately prior to consummation of such dissolution or liquidation, and such Award shall terminate immediately prior to consummation of such dissolution or liquidation. A “dissolution or liquidation of the Company” shall not be deemed to include, or to be occasioned by, any merger or consolidation of the Company with any other corporation or other entity or any sale of all or substantially all of the assets of the Company (unless that sale is effected as part of a plan of liquidation of the Company in which the Company’s business and affairs are wound up and the corporate existence of the Company is terminated).
(c)
Change in Control. Unless specifically provided otherwise with respect to Change in Control events in an individual Award Agreement or in a then-effective written employment agreement between the Participant and the Company, if, during the effectiveness of the Plan, a Change in Control occurs, each Option and Stock Appreciation Right which is at the time outstanding under the Plan shall (i) automatically become fully vested and exercisable, immediately prior to the specified effective date of such Change in Control, for all of the shares of Common Stock at the time represented by such Option or Stock Appreciation Right and (ii) expire twenty (20) days after the Committee gives written notice to the Participant specifying the terms and conditions of the acceleration of the Participant’s Options or Stock Appreciation Rights, or if earlier, the date by which the Option or Stock Appreciation Right otherwise would expire. To the extent that a Participant exercises his or her Option before or on the effective date of the Change in Control, the Company shall issue all Common Stock purchased by exercise of that Option (subject to the Participant’s satisfaction of the requirements of Section 16), and those shares of Common Stock shall be treated as issued and outstanding for purposes of the Change in Control. If a Participant does not exercise his or her Option within the twenty (20) day period described above, or if earlier, the date by which the Option or Stock Appreciation Right otherwise would expire, the Option or Stock Appreciation Right shall immediately be forfeited and the Participant shall have no further rights to exercise the Option or Stock Appreciation Right. Notwithstanding the foregoing provisions, in the event of any Change in Control, all of the Company’s obligations regarding Options and Stock Appreciation Rights that were granted hereunder and that are outstanding and vested on the date of such event (taking into consideration any acceleration of vesting in connection with such transaction) may, on such terms as may be approved by the Committee prior to such event, be (x) assumed by the surviving or continuing corporation (or substituted options of equal value may be issued by such corporation) or (y) canceled in exchange for cash, securities of the acquiror or other property in an amount equal to the amount that would have been payable to a Participant pursuant to the Change in Control event if the Participant’s vested Options and Stock Appreciation Rights had been fully exercised immediately prior to the Change in Control event; provided, however, that if the amount that would have been payable to a Participant pursuant to such transaction if such Participant’s vested Options and Stock Appreciation Rights had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, the Committee may, in its discretion, cancel any or all such Options for no consideration or payment of any kind.

Unless specifically provided otherwise with respect to Change in Control events in an individual Award Agreement or in a then-effective written employment agreement between the Participant and the Company, if, during the effectiveness of the Plan, a Change in Control occurs, the Restricted Period applicable to outstanding Restricted Stock Awards, Restricted Stock Unit Awards and all other outstanding Awards subject to forfeiture provisions (other than Awards consisting of Options or Stock Appreciation Rights) shall lapse and such Awards shall become fully vested and settled (subject, in each case, to satisfaction by the affected Participant of the requirements of Section 16).

Unless specifically provided otherwise with respect to Change in Control events in an individual Award Agreement or in a then-effective written employment agreement between the Participant and the Company, with respect to Performance Awards, all incomplete Performance Periods in respect of any such Award in effect on the date the termination occurs shall end on the date of such termination and the Committee shall (i) determine the extent to which the Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the applicable Participant partial or full Awards with respect to the Performance Goals for each such Performance Period based upon the Committee’s determination of the degree of attainment of the Performance Targets or, if not determinable, assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Committee. To the extent practicable, any actions taken by the Committee under this paragraph shall occur in a manner and at a time that allows affected Participants the ability to participate in the Change in Control with respect to the shares of Common Stock subject to their Awards.

15.
GENERAL PROVISIONS APPLICABLE TO ALL AWARDS.
(a)
General. In addition to the other terms and conditions of the Plan pursuant to which Awards may be granted, the Committee may impose on any Award or the exercise thereof, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of Continuous Service by the Participant and, to the extent permissible under Section 409A of the Code, terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have any discretion to accelerate or waive any term or condition of an Award that would cause the Participant to incur additional taxes under Section 409A of the Code. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant of any Award.
(b)
Form of Award. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form (which need not be the same for each Participant) as the Committee from time to time approves, but which is not inconsistent with the Plan, including any provisions that may be necessary to assure that Awards satisfy the requirements of Section 409A of the Code (or with an exception with respect to Code Section 409A) to avoid the imposition of excise taxes thereunder and any Option that is intended to be an Incentive Stock Option will comply with Section 422 of the Code. The Award Agreement shall be delivered to the Participant, with a copy of the Plan and other relevant documents, within a reasonable time after the date of grant. Notwithstanding any other provision of the Plan relating to Award Agreements, an Award and related documents, including the Plan and any prospectus for the Plan, may be delivered to a Participant in electronic format pursuant to such policies and procedures as adopted from time to time by the Company. If an Award or related documents are delivered in an electronic format and the Participant consents to participate in the electronic Award procedures established by the Company to access the Award documents, such action by the Participant shall constitute the Participant’s electronic signature and acceptance of the terms and conditions of the Award.
(c)
Date of Grant. The date of grant of an Award shall be the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.
(d)
Awards Criteria; Minimum Vesting. In determining the amount and value of Awards to be granted, the Committee may take into account the responsibility level, performance, potential, other Awards and such other considerations with respect to a Participant as it deems appropriate. Notwithstanding any other provision of the Plan to the contrary, all Awards under the Plan shall be subject to a minimum vesting schedule of at least twelve (12) months following the date of grant of the Award, provided, however, that up to five percent (5%) of the shares underlying Awards granted after the Effective Date (including all Bonus Stock Awards) may be subject to vesting schedules of less than twelve (12) months. Awards under the Plan granted to Non-Employee Directors in respect of regular annual fees shall be deemed to satisfy the minimum vesting schedule set forth in the preceding sentence regardless of whether the Company’s subsequent regular annual meeting of stockholders is at least twelve (12) months following the date of grant of the Award.
(e)
Form and Timing of Payment Under Awards. Subject to the terms of the Plan and any applicable Award, payments to be made upon the exercise or settlement of an Award shall be made as soon as administratively practicable following the date on which the amount is payable. The settlement of any Award may, subject to any specific provisions or limitations set forth in the Award, be paid in the form of cash, Common Stock or a combination thereof, as determined by the Committee in connection with such settlement; provided, however, that no Award other than a Cash Award may be paid in cash in lieu of shares of Common Stock if the Committee determines that such action would cause the Participant to be subject to an additional tax under Section 409A of the Code.
(f)
Termination of Continuous Service.
(i)
Termination for Cause. In the event a Participant’s Continuous Service is terminated for Cause, all outstanding Awards that have then not been settled (whether vested or unvested) shall be forfeited immediately and any shares of Restricted Stock for which the vesting period had not lapsed as of the Participant’s termination of Continuous Service shall be transferred immediately out of the Participant’s name.
(ii)
Death; Disability. Except as otherwise provided in an Award Agreement or an employment or other agreement or plan, any Award granted hereunder which is not otherwise vested shall vest in full (with any performance conditions deemed earned at the target level) upon the death or Disability of the Participant.
(iii)
Involuntary Termination. Except as otherwise provided in an Award Agreement or an employment or other agreement or plan, in the event that a Participant’s Continuous Service is terminated involuntarily without Cause and subject to the Participant’s execution of a release of claims in the form provided by the Company, (A) any unvested Awards that are only subject to time-vesting conditions and not subject to performance-vesting conditions and that were granted prior to the date of termination shall vest immediately in full on the date of such Participant’s termination and (B) any unvested Awards with performance-vesting conditions that were granted prior to the date of termination shall be retained by the Participant, even after such Participant’s Continuous Service has been terminated, and shall continue to be subject to any performance-vesting conditions.
(iv)
Other Termination. Except as otherwise provided in an Award Agreement or an employment or other agreement or plan, or as otherwise determined by the Committee, in the event that a Participant’s Continuous Service terminates in circumstances not otherwise set forth in this Section 15(f), any unvested Award granted hereunder shall be forfeited immediately and any shares of Restricted Stock for which the vesting period had not lapsed as of the Participant’s termination of Continuous Service shall be transferred immediately out of the Participant’s name.
(g)
Transferability of Awards. Except as provided in Section 7(b) with respect to Non-Qualified Stock Options, Awards granted under the Plan, and any interest therein, shall not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, other than by will or by the laws of descent and distribution, and shall be exercisable or payable during the lifetime of the Participant only by the Participant; provided that the Participant may designate persons who or which may exercise or receive his or her Awards following his or her death.
(h)
Privileges of Stock Ownership. Except as provided in the Plan with respect to Bonus Stock Awards and as provided in Section 11(a)(ii) with respect to Restricted Stock Awards, no Participant will have any of the rights of a stockholder with respect to any shares of Common Stock subject to an Award until such Award is properly exercised or settled and the purchased or awarded shares are issued and delivered to the Participant, as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date of issuance and delivery, except as provided otherwise in the Plan. No Award (or portion thereof) may provide for the payment of dividends or dividend equivalents before the date on which the Award (or portion thereof) vests. With respect to any Award that provides an entitlement to dividends or dividend equivalents, such dividends or dividend equivalents will be retained by the Company for the account of the Participant during the vesting period and will revert back to the Company if for any reason the Award is forfeited or reverts back to the Company prior to vesting. Upon vesting, all dividends or dividend equivalents retained by the Company in respect of such Award will be paid, without interest, to the Participant. In no event shall dividends or dividend equivalents be paid with respect to Options or Stock Appreciation Rights.
(i)
Clawback. Awards under the Plan shall be subject to the clawback or recapture policy, if any, that the Company may adopt from time to time or any clawback or recapture provisions set forth in an Award Agreement or program to the extent provided in such policy, program or agreement and, in accordance with such policy, program or agreement, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed or paid to the Participant.
(j)
Section 409A.
(i)
Separation from Service. Notwithstanding any provision contained in the Plan to the contrary, no amount shall be paid pursuant to the Plan that is treated as a “nonqualified deferred compensation plan” as described in Section 409A(a)(1) of the Code relating to a Participant’s termination of Continuous Service with the Company or an Affiliate unless such termination of Continuous Service constitutes a “separation from service” as such term is defined under Treasury Regulation Section 1.409A-1(h) and any successor provision thereto (“Separation from Service”).
(ii)
Deferred Payments for Certain Key Employees. Notwithstanding any other provision contained in the Plan or a related Award document to the contrary, if the Company determines that (i) at the time of the Participant’s Separation from Service the Participant is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code and (ii) any payments to be provided to the Participant under the Plan are or may become subject to the additional tax under Section 409A(a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A of the Code (“409A Taxes”) if paid at the time such payments are otherwise required under the Plan or a related Award document, then such payments shall be delayed until the earlier of (A) the date that is six (6) months after the date of the Participant’s Separation from Service or (B) the Participant’s death. If the amounts delayed are payable in installments, the delayed payments will be paid on the first day of the seventh month following the date of the Participant’s Separation from Service (or earlier death). The provisions of this Section 15(j)(ii) shall only apply to the minimum extent required to avoid the Participant’s incurrence of any 409A Taxes.
(iii)
Section 409A Compliance; Separate Payments. The Plan is intended to be written, administered, interpreted and construed in a manner such that no payment or benefits provided under the Plan or a related Award document become subject to (A) the gross income inclusion set forth within Section 409A(a)(1)(A) of the Code or (B) the interest and additional tax set forth within Section 409A(a)(1)(B) of the Code (collectively, “Section 409A Penalties”), including, where appropriate, the construction of defined terms to have meanings that would not cause the imposition of Section 409A Penalties. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty. For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that a Participant may be eligible to receive under the Plan or a related Award document shall be treated as a separate and distinct payment and shall not collectively be treated as a single payment.

16.
WITHHOLDING FOR TAXES.

Any issuance of Common Stock pursuant to the exercise of an Option or payment of any other Award under the Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any income and employment tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto. In addition, on the occurrence of an event with respect to an Award that requires the Company to withhold taxes, the Participant shall make arrangements satisfactory to the Company whereby such taxes may be paid. Such arrangements may, at the discretion of the Committee, include allowing the person to tender to the Company shares of Common Stock owned by the person, or to request the Company to withhold shares of Common Stock that otherwise would have been acquired pursuant to the Award, whether through the exercise of an Option or as a distribution pursuant to the Award, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company.

Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Company the person is an Executive Officer or individual subject to Rule 16b-3, such person may direct that such tax withholding be effectuated by the Company withholding the necessary number of shares of Common Stock (at the tax rate required by the Code) that otherwise would have been issued in connection with such Award payment or exercise.

17.
MISCELLANEOUS.
(a)
No Rights to Awards. No Participant or other person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards, and the terms and conditions of Awards need not be the same with respect to each recipient.
(b)
Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Delaware, without regard to any principles of conflicts of law.
(c)
Other Laws. The Committee may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance of transfer or such shares or such other consideration might violate any applicable law.
(d)
Administration. The Plan shall be administered by the Committee. The Committee shall interpret the Plan and any Awards granted pursuant to the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations from time to time. The interpretation by the Committee of any of the provisions of the Plan or any Award granted under the Plan shall be final, binding and conclusive upon the Company and all persons having an interest in any Award or any shares of Common Stock acquired pursuant to an Award. Notwithstanding the authority hereby delegated to the Committee to grant Awards to Employees, Directors and Consultants under the Plan, the Board shall have full authority, subject to the express provisions of the Plan, to grant Awards to Employees, Directors and Consultants under the Plan, to interpret the Plan, to provide, modify and rescind rules and regulations relating to the Plan, to determine the terms and provision of Awards granted to Employees, Consultants and Directors under the Plan and to make all other determinations and perform such actions as the Board deems necessary or advisable to administer the Plan. The Board or Committee may delegate any of its powers under the Plan to a subcommittee of the Committee or one of their respective members, or to one or more officers of the Company designated by the Board or Committee from time to time, in each case subject to applicable laws and the requirements of any stock exchange or market-quotation system upon which the shares of Common Stock may then be listed or quoted. No member of the Committee or the Board (or their designees) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award granted hereunder.
(e)
Effect of Plan. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any Employee, Director or Consultant any right to be granted an Award or any other rights except as may be evidenced by the Award, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right of the Board, the Committee or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation or other transaction involving the Company, any issue of bonds, debentures or shares of preferred stock ahead of or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of the Company’s assets or business or any other corporate act or proceeding by or for the Company. Nothing contained in the Plan or in any Award, or in other related documents, shall confer upon any Employee, Director or Consultant any right with respect to such person’s Continuous Service or interfere or affect in any way with the right of the Company or an Affiliate to terminate such person’s Continuous Service at any time, with or without Cause.
(f)
No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or an Affiliate, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or an Affiliate, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.
(g)
Amendment or Termination of Plan. The Board in its discretion may, at any time or from time to time after the date of adoption of the Plan, terminate or amend the Plan in any respect, including amendment of any form of Award, exercise agreement or instrument to be executed pursuant to the Plan; provided, however, to the extent necessary to comply with the Code, including Section 422 of the Code, other applicable laws, or the applicable requirements of any stock exchange or national market system, the Company shall obtain stockholder approval of any Plan amendment in such manner and to such a degree as required. No Award may be granted after termination of the Plan. Any amendment or termination of the Plan shall not affect Awards previously granted, and such Awards shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise in a writing (including an amendment to the terms of an Award) signed by the Participant and the Company. Notwithstanding the preceding sentence, the Board unilaterally may amend the Plan to the extent necessary or appropriate to prevent the Plan or an Award from being subject to the provisions of Section 409A of the Code; provided that any such amendment is permitted by Section 409A of the Code, Treasury regulations issued thereunder or other guidance issued by the Internal Revenue Service.
(h)
Effective Date; Term of Plan. The Plan shall become effective on the date on which the Company’s stockholders approve the Plan. If the Plan is not so approved by the Company’s stockholders, then the Plan will be null and void in its entirety and the Prior Plan will remain in full force and effect. Unless sooner terminated by action of the Board, the Plan shall terminate on the earlier of (i) the tenth (10th) anniversary of the Effective Date or (ii) the date on which no shares of Common Stock subject to the Plan remain available to be granted as Awards under the Plan according to its provisions.
(i)
Severability and Reformation. The Company intends all provisions of the Plan to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of the Plan is too broad to be enforced as written, the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of the Plan is held to be wholly illegal, invalid or unenforceable under present or future law, such provision shall be fully severable and severed, and the Plan shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof, and the remaining provisions of the Plan shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.
(j)
Interpretive Matters. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine or neuter, and the singular shall include the plural, and visa versa. The term “include” or “including” does not denote or imply any limitation. The captions and headings used in the Plan are inserted for convenience and shall not be deemed a part of the Plan for construction or interpretation.